Exhibit 16.1

                         [Letterhead of Wiss & Company]

                                            October 17, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by New World Brands, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of the Company's Form 8-K report during the month of October 2003.

We agree with the statements concerning our firm in such 8-K.

Very truly yours,


/S/ WISS & COMPANY, LLP